UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2022

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38297	47-1628077
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11120 Four Points Drive, Suite 100, Austin, Texas	78726
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (512) 346-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Agreement and Plan of Merger, dated as of April 10, 2022 (the “Merger Agreement”), by and among SailPoint Technologies Holdings, Inc., a Delaware corporation (“SailPoint” or the “Company”), SailPoint Intermediate Holdings III, LP (f/k/a Project Hotel California Holdings, LP), a Delaware limited partnership (“Parent”) and Project Hotel California Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of funds advised by Thoma Bravo, L.P. (“Thoma Bravo”).

On August 16, 2022 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, SailPoint and U.S. Bank Trust Company, National Association (previously known as “U.S. Bank National Association”), as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of September 24, 2019 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 0.125% Convertible Senior Notes due 2024 (the “Notes”).

Pursuant to the terms of the Indenture, the Supplemental Indenture was required to be entered into in connection with the consummation of the Merger. The Supplemental Indenture provides that, from and after the effective time of the Merger, for all conversions of the Notes, (i) the consideration due upon conversion of each $1,000 principal amount of Notes will be solely cash in an amount equal to the conversion rate then in effect on the conversion date (as may be increased pursuant to the terms of the Indenture), multiplied by $65.25 and (ii) the Company will satisfy its conversion obligation by paying cash to converting holders of the Notes on the second business day immediately following the relevant conversion date.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture and the Supplemental Indenture. A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on September 19, 2019 and a copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto, and the Indenture and the Supplemental Indenture are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Termination of Capped Call Transactions

On September 19, 2019, in connection with the pricing of the Notes, and on September 20, 2019, in connection with the initial purchasers’ exercise in full of their option to purchase additional Notes, SailPoint entered into capped call transactions (the “Capped Call Transactions”) with certain financial institutions (each, a “Capped Call Counterparty”).

In connection with the Merger, SailPoint entered into a termination agreement with each Capped Call Counterparty pursuant to which the Capped Call Transactions with such Capped Call Counterparty terminated upon the Closing Date in exchange for an agreed cash payment from such Capped Call Counterparty payable on the Closing Date.

Termination of Credit Agreement

In connection with the Merger, the credit agreement among the Company, SailPoint Technologies, Inc., other loan parties thereto, the lenders parties thereto, Citibank, N.A., Royal Bank of Canada and Bank of America, N.A. dated as of March 11, 2019, as amended or supplemented from time to time, was terminated, and obligations and all guarantees thereunder were repaid and discharged (other than contingent obligations for which no claim has been made) and all liens granted in connection therewith were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

At 7:00 a.m., Central time on the Closing Date, each share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding immediately prior to the effective time of the Merger (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)), was converted into the right to receive $65.25 in cash, subject to applicable withholding taxes (the “Per Share Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time:

•

Each option to purchase shares of Common Stock that was vested and outstanding as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Per Share Merger Consideration over (B) the per-share exercise price for such vested stock option, by (y) the total number of shares of Common Stock underlying such vested stock option, subject to applicable withholding taxes.

•

Each option to purchase shares of Common Stock that was not vested and outstanding as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Per Share Merger Consideration over (B) the per-share exercise price for such unvested stock option, by (y) the total number of shares of Common Stock underlying such unvested stock option, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested stock option from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

•

Each restricted stock unit that was vested and outstanding as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such restricted stock units, by (y) the Per Share Merger Consideration, subject to applicable withholding taxes.

•

Each restricted stock unit that was not vested and outstanding as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such restricted stock units, by (y) the Per Share Merger Consideration, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested restricted stock unit from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 11, 2022, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified The New York Stock Exchange (“NYSE”) of the consummation of the Merger and (ii) requested that NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister Company Common Shares and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company’s Common Stock on NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of the Company’s Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of the Company’s Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, William Bock, James McMartin, Heidi Melin, James Pflaging, Tracey Newell, Sudhakar Ramakrishna, Ronald Green and Michael Sullivan each ceased to be directors of the Company. Cam McMartin ceased to be a special advisor of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger and pursuant to the Merger Agreement, upon the Effective Time, SailPoint’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On August 16, 2022, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2022, by and among SailPoint Technologies Holdings, Inc., SailPoint Intermediate Holdings III, LP (f/k/a Project Hotel California Holdings, LP), and Project Hotel California Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to SailPoint Technologies Holdings, Inc.’s Current Report on Form 8-K, filed April 11, 2022).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	First Supplemental Indenture, between SailPoint Technologies Holdings, Inc. and U.S. Bank National Association.

99.1	Press Release, dated August 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2022	SailPoint Technologies Holdings, Inc.

	By:	/s/ Chris Schmitt
	Name:	Chris Schmitt
	Title:	Executive Vice President, General Counsel and Secretary